xhibit 20.1


MONTHLY SERIES CERTIFICATEHOLDERS' STATEMENT

SERIES 2001-D

MBNA AMERICA BANK, NATIONAL ASSOCIATION



MBNA MASTER CREDIT CARD TRUST II






MONTHLY PERIOD ENDING NOVEMBER 30, 2005

___________________________________


The information which is required to be prepared with respect to the Transfer Date of December 14, 2005 and with respect to the performance of the Issuer during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.Information Regarding the Current Monthly Distribution
1.	The amount of the current monthly
distribution which constitutes Available
Funds$690,573,505.89


2.	The amount of the current monthly distribution
which constitutes Available Investor Principal
Collections      See Addendum to Exhibit B

B.	Information Regarding the Performance of the Trust

1.Collection of Principal Receivables
(a)The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period and allocated to Series 2001-D$7,187,141,769.66

2.Collection of Finance Charge Receivables
(a)The aggregate amount of Collections of Finance
Charge Receivables processed during the
related Monthly Period and allocated to
Series 2001-D$617,101,129.93




3.Principal Receivables in the Trust
(a)The aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the related Monthly
Period$71,117,209,769.80

(b)The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 2001-D as of the end of the day on the last day of the related Monthly
Period$47,993,377,500.00

(c)	The Floating Allocation Investor
Interest as of the end of the day on the last day of the related Monthly
Period$47,993,377,500.00

(d)	The Principal Allocation Investor Interest
as of the end of the day on the last day of the related Monthly
Period$47,993,377,500.00

(e)	The Floating Investor Percentage with respect
to the related Monthly Period
November 1, 2005  through  November 1, 200566.76%
November 2, 2005  through  November 8, 200566.96%
November 9, 2005  through  November 16, 200567.39%
November 17, 2005  through  November 28, 200568.63%
November 29, 2005  through  November 30, 200567.36%

(f)The Principal Investor Percentage with respect to the Monthly Period
November 1, 2005  through  November 1, 200566.76%
November 2, 2005  through  November 8, 200566.96%
November 9, 2005  through  November 16, 200567.39%
November 17, 2005  through  November 28, 200568.63%
November 29, 2005  through  November 30, 200567.36%






4.  Delinquent Balances




      The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:




Aggregate
Account
Balance
Percentage
of Total
Receivables







(a)
 30 -  59 days:
$1,163,361,328.87
1.61%


(b)
 60 -  89 days:
$720,396,339.39
1.00%


(c)
 90 - 119 days:
$579,903,694.79
0.80%


(d)
120 - 149 days:
$518,812,601.49
0.72%


(e)
150 - or more days:
$521,057,439.57
0.71%


Total:
$3,503,531,404.11
4.84%
5.Investor Default Amount
(a)The Aggregate Investor Default Amount for the related Monthly Period$218,984,222.96
6.Investor Servicing Fee
(a)The amount of the Investor Servicing Fee payable by the Trust to the Servicer for the related Monthly Period$78,402,423.61
(b)The amount of the Net Servicing Fee
payable by the Trust to the Servicer
for the related Monthly
Period$49,001,514.76
(c)The amount of the Servicer Interchange payable by the Trust to the Servicer for the related Monthly
Period$29,400,908.85


IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 8th day of December, 2005.



MBNA AMERICA BANK,
NATIONAL ASSOCIATION,
Serv  Marcie E. Copson-Hall
					  icer

  Name:  Marcie E. Copson-Hall
  Title: Executive Vice President



1

C-4

2001-D	A-1



C-1
2001-D
2001-D	A-1